EXHIBIT 5

                                   [DE BRAUW]

STMicroelectronics N.V.
WTC Schiphol Airport
Schiphol Boulevard 265
1118 BH  Schiphol Airport
The Netherlands


J.J.J. Schutte - advocaat

Amsterdam, 3 October 2003
Our ref.:  c:\396\51669048\l003b-396.doc\

Dear Sirs,

                             STMicroelectronics N.V.
                                SEC Registration
                           of 30,892,500 common shares
                 in the share capital of STMicroelectronics N.V.

1      Introduction

       I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to STMicroelectronics N.V., with corporate seat in Amsterdam, (the "Company") in connection with the registration (the "Registration") by the Company with the United States Securities and Exchange Commission (the "SEC") of 30,892,500 common shares, each having a nominal value of EUR 1.04, in the Company's share capital, to be newly issued by the Company upon the exercise of rights to subscribe for shares in the Company's share capital (the "Options") granted under the Plans (as defined below) (the "Shares"). I have taken instructions solely from yourselves.

2      Dutch Law

       This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3      Scope of Inquiry; definitions

       For the purpose of this opinion, I have examined the following documents:

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3.1    A photocopy of a notarial copy of the Company's deed of incorporation, a photocopy of a notarial copy of the deed of the Company's transformation from a private company with limited liability into a limited liability company and the Company's articles of association as most recently amended on 13 June 2002 according to the trade register extract referred to in paragraph 3.2, all as filed with the chamber of commerce and industry for Amsterdam (the "Chamber of Commerce").

3.2 A faxed copy of a trade register extract regarding the Company provided by the Chamber of Commerce and dated 30 September 2003.

3.3 Prints of e-mailed copies of (i) the STMicroelectronics N.V. 2001 Stock Option Plan stated to have been adopted as of 12 March 2001 (the "2001 Plan") and (ii) the STMicroelectronics N.V. Stock Option Plan for Supervisory Board Members and Professionals of the Supervisory Board stated to have become effective as of 24 April 2002 (the "2002 Plan" and, together with the 2001 Plan, the "Plans" and each a "Plan").

3.4 Photocopies of the minutes of the Company's general meetings of shareholders held on 31 May 1999, 25 April 2001 and 27 March 2002, respectively, including resolutions to designate the Company's supervisory board (raad van commissarissen) as the corporate body authorised to resolve to grant rights to subscribe for shares in the Company's share capital up to the authorised share capital and to exclude all pre-emption rights (voorkeursrechten) in respect thereof (the "Delegations").

3.5 A photocopy, received by me on 19 May 2003, of an extract from the minutes (extrait du proces verbal) of the meeting of the Company's supervisory board held on 12 March 2001 including resolutions relating to the 2001 Plan.

3.6 Photocopies, received by me on 19 May 2003, of written resolutions of the Company's compensation committee and of the Company's supervisory board, respectively, each dated 14 March 2003, and each in respect of a grant of Options under the 2001 Plan (hereinafter collectively: the "2001 Plan Option Grant Resolutions").

3.7 A print of an e-mailed copy, received by me on 15 May 2003, of a form of a stock option agreement for the 2001 Plan.

3.8 A photocopy, received by me on 19 May 2003, of written resolutions of the Company's supervisory board, dated 24 April 2002, relating to the 2002 Plan.

3.9 Photocopies, received by me on 19 May 2003, of written resolutions of the Company's compensation committee and of the Company's supervisory board, respectively, each dated 14 March 2003, and each in respect of a grant of Options under the 2002 Plan (hereinafter collectively: the "2002 Plan Option Grant Resolutions").

3.10 A print of an e-mailed copy, received by me on 15 May 2003, of a form of a stock option agreement for the 2002 Plan.

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3.11   A print of an e-mailed copy, received by me on 26 September 2003, of a draft of a registration statement on Form S-8 relating to the Registration (excluding the documents incorporated in the registration statement by reference and any annexes to it) (the "Registration Statement").

       In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.12 Confirmation from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date in all material respects.

3.13   Confirmation from the office of the bankruptcy division
       (faillissementsgriffie) of the Amsterdam district court that the Company is not registered as having been declared bankrupt or granted suspension of payments.

       My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4      Assumptions


       For the purpose of this opinion, I have made the following assumptions:

4.1 All copies of documents conform to the originals and all originals are genuine and complete.

4.2    Each signature is the genuine signature of the individual concerned.

4.3 The minutes and extracts from minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and any other resolutions referred to in paragraph 3, (i) were validly passed and remain in full force and effect without modification, and (ii) comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid) under Dutch law. Any confirmation referred to in paragraph 3 is true.

4.4 The Registration Statement has been or will have been filed with the SEC in the form referred to in paragraph 3.

4.5    The Plans have been adopted in the forms referred to in paragraph 3.

4.6 The Company's supervisory board will have adopted one or more further resolutions for the grant of options under the 2001 Plan similar, in all material respects, to the 2001 Plan Option Grant Resolutions (the "Further 2001 Plan Option Grant Resolutions") and/or one or more further resolutions for the grant of options under the 2002 Plan similar, in all material respects, to the 2002 Plan Option Grant Resolutions (the "Further 2002 Plan Option Grant Resolutions" and together with the Further 2001 Plan Option Grant

       Resolutions, the "Further Option Grant Resolutions"). The Further Option Grant Resolutions (i) will have been validly passed or adopted and will remain in full force and effect without modification, and (ii) will comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid) under Dutch law.

4.7 The Options granted under the 2001 Plan have been granted exclusively to employees of the Company and its group companies (within the meaning of Section 2:24b Civil Code (Burgerlijk Wetboek).

4.8 The 2002 Plan Option Grant Resolutions and the Further 2002 Plan Option Grant Resolutions can be deemed to contain an exclusion of all pre-emption rights in respect of the Options granted thereby.

4.9 By means of the 2001 Plan Option Grant Resolutions, the 2002 Plan Option Grant Resolutions and the Further Option Grant Resolutions the Company will have granted Options for an aggregate of 30,892,500 Shares.

4.10 The Options granted and accepted under the 2001 Plan (the "2001 Options") have been or will have been granted and accepted in accordance with the provisions of the 2001 Plan. The Options granted and accepted under the 2002 Plan (the "2002 Options") have been or will have been granted and accepted in accordance with the provisions of the 2002 Plan.

4.11 All Shares issued and to be issued pursuant to the exercise of Options are newly issued Shares.

4.12 At the time of issue both the Company's authorised share capital (maatschappelijk kapitaal) and the relevant Delegation are sufficient to allow for the issue of the Shares.

4.13 The Shares will have been (i) issued in the form and manner prescribed by the Company's articles of association at the time of issue and (ii) validly accepted by the Option holders exercising their Options.

4.14 The nominal amount of the Shares and any agreed share premium will have been validly paid.

4.15 The Options will have been granted by the Company and accepted and exercised by the Option grantees, and the Shares will have been issued by the Company and accepted by the exercising holders of Options, in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law and including, without limitation, that the Options are offered within a closed circle (besloten kring) to the Company's or its group companies' (within the meaning of Section 2:24b Civil Code (Burgerlijk Wetboek)) employees or to non-residents of the Netherlands in compliance with the requirements of section 3 of the Exemption Regulation under the 1995 Act on the supervision of the securities trade (Vrijstellingsregeling Wet toezicht effectenverkeer 1995) and that insider trading (voorwetenschap) rules under the 1995 Act on the supervision of the securities trade (Wet toezicht effectenverkeer 1995) are complied with).

5      Opinion

       Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

       The Shares will have been duly authorised and, when issued, will have been validly issued in accordance with Dutch law and fully paid. The holders of the Shares will not be liable for the Company's obligations, except in the case of abuse of the Company's legal personality and other exceptional circumstances.

6      Qualifications

       This opinion is subject to the following qualifications:

6.1 This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2 The trade register extract referred to in paragraph 3 does not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.3 The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Company has not been declared bankrupt or granted suspension of payments.


7      Reliance

       This opinion is solely for the purpose of the Registration. It is not to be transmitted to anyone nor is it to be relied upon for any other purpose or quoted or referred to in any public document or filed with anyone without my written consent except that it may be filed with the SEC as an exhibit to the Registration Statement (but I do not admit that I am a person whose consent for that filing is required under Section 7 of the United States Securities Act of 1933, as amended).

Yours faithfully,

J.J.J. Schutte

for De Brauw Blackstone Westbroek N.V.